Exhibit 99.7

NOTICE OF GUARANTEED DELIVERY

for

SUBSCRIPTION CERTIFICATES

issued by

Environmental Solutions Worldwide, INC.

This form, or one substantially equivalent to this form, must be used to exercise subscription rights pursuant to the rights offering described in the prospectus, dated ______, 2014 (the “Prospectus”), of Environmental Solutions Worldwide, Inc., a Florida corporation (the “Company”), if a holder of subscription rights cannot deliver the Subscription Certificate(s) evidencing the subscription rights (the “Subscription Certificate(s)”) to the subscription agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on ______, 2014 (as it may be extended or earlier terminated, the “Expiration Date”).  The Notice of Guaranteed Delivery must be sent by overnight courier or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date.  See “Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.  Payment of $80.53 for each subscription right exercised must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Subscription Certificate evidencing such subscription rights is being delivered pursuant to the procedure for guaranteed delivery thereof.  The Subscription Certificate evidencing such subscription rights must be received by the Subscription Agent within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

                                                    By Mail:                                                                             By Overnight Delivery:

                     Bay City Transfer & Registrar Trust Account                                   Bay City Transfer & Registrar

                                                 P.O. Box 874                                                            300 Center Avenue, Suite 202B

                               Bay City, MI 48707                                                                     Bay City, MI  48708

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

This form is not to be used to guarantee signatures.  If a signature on a Subscription Certificate is required to be guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, due to special issuance or delivery instructions, such signature guarantee must appear in the applicable space provided in the signature box of the Subscription Certificate.

KL2 2830327.2

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of a Subscription Certificate(s) representing _______ subscription rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date.  Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the right to subscribe for ____________ aggregate principal amount of notes with respect to the subscription rights represented by such Subscription Certificate(s).

The undersigned understands that payment of the Subscription Price for each Note subscribed for pursuant to the basic subscription rights must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $____________ in cash and/or securities, either (check appropriate box):

	is being delivered to the Subscription Agent herewith; or

	has been delivered separately to the Subscription Agent; and

is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

	uncertified check drawn against a U.S. bank payable to “Bay City Transfer Agency & Registrar as Subscription Agent”;

	bank draft drawn against a U.S. bank payable to “Bay City Transfer Agency & Registrar as Subscription Agent”;

 

U.S. Postal money order payable to “Bay City Transfer Agency & Registrar as Subscription Agent;” or

wire transfer of immediately available funds directly to the account maintained by Bay City Transfer Agency & Registrar, as SubscripSubscription Agent, for purposes of accepting subscriptions in this Rights Offering at PNC Bank, ABA #041000124, Account #42444# #4244442997 FBO Bay City Transfer Trust, with reference to the rights holder’s name.



·name of maker
·date of draft or money order
·bank on which draft is drawn or issuer of money order

	original evidence of indebtedness owed by the Company to the holder of such indebtedness.

Signature(s):	Address:

Name(s):	Telephone:
(please type or print)	(including area code)

(please type or print)	(including area code)

Subscription
Certificate No(s). (if available):

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE OF DELIVERY

KL2 2830327.2

(not to be used for Subscription Certificate signature guarantee)

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, hereby guarantees that within three (3) business after the date set forth below, the undersigned will deliver to Bay City Transfer Agency & Registrar (the “Subscription Agent”) the Subscription Certificates representing the subscription rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number
Date:

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein.  Failure to do so could result in a financial loss to such institution.